                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998, Amendment No. 1 thereto dated February 22, 1999, File No. 333-76527, effective April 19, 1999, File No. 333-79919, effective June 3, 1999 and File No. 333-31330, effective February 29, 2000) of BindView Development Corporation of our report dated February 10, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.


                                             /s/ PRICEWATERHOUSECOOPERS LLP
                                             ------------------------------
                                                 PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 29, 2004